UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014 (December 19, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

Securitization Transaction

On December 19, 2014, Starwood Waypoint Residential Trust (the “Company”) completed its first securitization transaction, which involved the issuance and sale in a private offering of single-family rental pass-through certificates (the “Certificates”) issued by a trust (the “Trust”) established by the Company. The Certificates represent beneficial ownership interests in a loan secured by a portfolio of 4,095 single-family homes operated as rental properties (collectively, the “Properties”) contributed from the Company’s portfolio of single-family homes to a newly-formed special purpose entity indirectly owned by the Company. Net proceeds from the offering to third parties were distributed to the Company’s operating partnership, Starwood Waypoint Residential Partnership, L.P., and used, primarily, to repay a portion of the senior secured revolving credit facility of the Company’s subsidiary, Starwood Waypoint Borrower, LLC. A principal-only bearing subordinate Certificate, Class G, in the amount of $26,553,000, was retained by the Company.

Each class of pass-through certificate (other than Class G and Class R) accrues interest at a rate based on one-month LIBOR plus a fixed-rate spread. The table below shows the initial balance and pass-through rate for each class of the certificates offered to investors (the “Offered Certificates”). The weighted average of the fixed-rate spreads of the Offered Certificates is approximately 2.37%. Taking into account the discount at which certain of the certificates were sold, and assuming the successful exercise of the three one-year extension options of the Loan Agreement and amortization of the discount over the resulting fully extended period, the effective weighted average of the fixed-rate spreads of the Offered Certificates is 2.46%.

Certificate	Initial Balance	Pass-Through Rate
Class A	$234,231,000	One Month LIBOR + 1.30%
Class B	$61,260,000	One Month LIBOR + 1.95%
Class C	$55,855,000	One Month LIBOR + 2.65%
Class D	$39,639,000	One Month LIBOR + 3.20%
Class E	$80,359,000	One Month LIBOR + 4.30%
Class F	$33,152,000	One Month LIBOR + 4.55%
Class R	N/A	N/A
Total / Effective wtd. avg.	$504,496,000	2.37%

As part of the securitization transaction, various subsidiaries of the Company, through both distributions and contributions, transferred the Properties to Borrower (as defined below), an indirect subsidiary of the Company, which then entered into the Loan Agreement. The Loan (as defined below) was deposited into a trust in exchange for the pass-through certificates. The pass-through certificates represent the entire beneficial interest in the trust. The certificates (other than the Class G) were offered and sold to qualified institutional buyers and non-U.S. persons through the placement agents retained for the transaction pursuant to the exemptions from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended.

Loan Agreement

On December 19, 2014, SWAY 2014-1 Borrower, LLC, a Delaware limited liability company (“Borrower”), entered into a loan agreement (the “Loan Agreement”), with JPMorgan Chase Bank, National Association, as lender (“Lender”). Pursuant to the Loan Agreement, Borrower borrowed $531,049,000 (the “Loan”) from Lender. The Loan is a two-year, floating rate loan, composed of six floating rate components, each of which is computed monthly based on one-month LIBOR plus a fixed component spread, and one fixed rate component. Interest on the Loan is paid monthly. As part of certain lender requirements in connection with the securitization transaction described above, Borrower entered into an interest rate cap agreement for the initial two-year term of the Loan, with a LIBOR-based strike rate equal to 3.615%.

For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into six components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E” “Component F” and “Component G”. The following table shows the initial principal amount and the interest rate for each Component A through G.

Component	Initial Principal Amount	Interest Rate
Component A	$234,231,000	One-Month LIBOR + 1.4075%
Component B	$61,260,000	One-Month LIBOR + 2.0575%
Component C	$55,855,000	One-Month LIBOR + 2.7575%
Component D	$39,639,000	One-Month LIBOR + 3.3075%
Component E	$80,359,000	One-Month LIBOR + 4.4075%
Component F	$33,152,000	One-Month LIBOR + 4.6575%
Component G	$26,553,000	0.0005%
Total/ Weighted average spread	$531,049,000	2.3528%

The Loan is secured by first priority mortgages on the Properties, which are owned by the Borrower. The Loan is also secured by a first priority pledge of the equity interests of the Borrower. The initial maturity date of the Loan is January 9, 2017 (the “Initial Maturity Date”). Borrower has the option to extend the Loan beyond the Initial Maturity Date for three successive one-year terms, provided that there is no event of default under the Loan Agreement on each maturity date, Borrower obtains a replacement interest rate cap agreement in a form reasonably acceptable to Lender and Borrower complies with the other terms set forth in the Loan Agreement. The Loan Agreement requires that Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender accelerate payment of all amounts outstanding thereunder and to require that all of the rental income associated with the real estate properties of the Borrower, after payment of specified operating expenses, asset management fees and interest, be required to prepay the Loan.

In connection with the Loan, the Company provided the Lender with a limited recourse guaranty agreement under which it agreed to indemnify the lender against specified losses due to fraud, misrepresentation, misapplication of funds, physical waste, breaches of specified representations, warranties and covenants, as well as a guaranty of the entire amount of the Loan, not to exceed the greater of (i) $35,000,000 (or if less, the entire outstanding balance of the Components A through F) and (ii) thirty-five percent of the aggregate outstanding balance of Components A through F, in the event that the Borrower files insolvency proceedings or violates certain covenants that result in its being substantively consolidated with any other entity that is subject to a bankruptcy proceeding.

This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of December 19, 2014, between SWAY 2014-1 Borrower, LLC, as Borrower, and JPMorgan Chase Bank, National Association, as Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: December 29, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of December 19, 2014, between SWAY 2014-1 Borrower, LLC, as Borrower, and JPMorgan Chase Bank, National Association, as Lender